Exhibit 99.1

Creative Media & Community Trust Corporation Reports 2022 Second Quarter Results
Dallas—(August 9, 2022) Creative Media & Community Trust Corporation (NASDAQ: CMCT and TASE: CMCT-L) (“we”, “our”, “CMCT”, or the “Company”), today reported operating results for the three and six months ended June 30, 2022.
Second Quarter 2022 Highlights
Real Estate Portfolio
•Stabilized office portfolio(1) was 87.2% leased.
•Executed 39,392 square feet of leases with terms longer than 12 months.
•Purchased a Jefferson Park, Los Angeles property for $5.7 million. The Company intends to develop approximately 114 residential units.
Financial Results
•Net loss attributable to common stockholders of $2.3 million, or $0.10 per diluted share.
•Funds from operations (“FFO”) attributable to common stockholders(3) was $2.6 million, or $0.11 per diluted share.
•Core FFO attributable to common stockholders(4) was $2.7 million, or $0.11 per diluted share.
Management Commentary
“Our second quarter was highlighted by increased leasing activity and a significant year over year increase in our FFO that was driven by improving results at our one hotel and a large reduction in our cost structure,” said David Thompson, Chief Executive Officer of Creative Media & Community Trust Corporation. “In August 2022, we signed a 20-year lease for approximately 18,000 square feet of retail space at our Beverly Hills office building, increasing the leased percentage at the property to over 90%.”

“CMCT is focused on investing in premier multifamily and creative office assets, and we have assembled an attractive development pipeline. We intend to leverage our distribution and development capabilities to execute on this pipeline using an asset-light approach, where we raise third party capital on an asset level basis, maintain a minority interest and earn a percentage of the profits.

We believe this is a compelling model for the Company that will contribute to strong returns on invested capital. We anticipate launching our first co-investment opportunity under this structure over the next few months.”
Second Quarter 2022 Results
Real Estate Portfolio
As of June 30, 2022, our real estate portfolio consisted of 17 assets, all of which were fee-simple properties, including one office property which the Company has an approximate 44% ownership interest through its investment in an unconsolidated joint venture. The portfolio included twelve office properties and three development sites (one being used as a parking lot), totaling approximately 1.4 million rentable square feet, and one 503-room hotel with an ancillary parking garage.
Financial Results
Net loss attributable to common stockholders was $2.3 million, or $0.10 per diluted share of common stock, for the three months ended June 30, 2022, compared to a net loss attributable to common stockholders of $4.2 million, or $0.28 per diluted share of common stock, for the same period in 2021.
FFO attributable to common stockholders(3) was $2.6 million, or $0.11 per diluted share of common stock, for the three months ended June 30, 2022, compared to $859,000, or $0.06 per diluted share of common stock, for the same period in 2021.
Core FFO attributable to common stockholders(4) was $2.7 million, or $0.11 per diluted share of common stock, for the three months ended June 30, 2022, compared to $1.0 million, or $0.06 per diluted share of common stock, for the same period in 2021. The increase in FFO and Core FFO is primarily attributable to an increase in office segment net operating income of $314,000, an increase in hotel segment net operating income of $3.2 million, a decrease in asset management fees of $1.3 million and a decrease in provision for income taxes of $675,000, partially offset by a decrease in lending segment net operating income of $3.4 million and an increase in redeemable preferred stock dividends declared or accumulated of $540,000.
Segment Information
Our reportable segments during the three months ended June 30, 2022 and 2021 consisted of two types of commercial real estate properties, namely, office and hotel, as well as a segment for our lending business. Total Segment net operating income (“NOI”)(5) was $12.8 million for the three months ended June 30, 2022, compared to $12.6 million for the same period in 2021.
Office
Same-Store
Same-store(2) office Segment NOI(5) was $7.4 million for both the three months ended June 30, 2022 and 2021, while same-store(1) office Cash NOI(6) increased to $7.0 million for the three months ended June 30, 2022 compared to $6.9 million in the same period in 2021.
At June 30, 2022, the Company’s same-store(2) office portfolio was 78.3% occupied, an increase of 30 basis points year-over-year on a same-store(2) basis, and 79.1% leased, an increase of 40 basis points year-over-year on a same-store(2) basis. The annualized rent per occupied square foot(7) on a same-store(2) basis was $54.83 at June 30, 2022 compared to $52.32 at June 30, 2021. During the three months ended June 30, 2022, the Company executed 39,392 square feet of leases with terms longer than 12 months at our same-store(2) office portfolio.
Total
Office Segment NOI(5) increased to $7.9 million for the three months ended June 30, 2022, from $7.6 million for the same period in 2021. The increase is primarily due to income from the Company’s unconsolidated joint venture entity which is included in non-same-store office net operating income. The Company made its investment in the unconsolidated joint venture, which owns an office property and multifamily development site in Los Angeles, California, during the first quarter of 2022.
Hotel
Hotel Segment NOI(5) increased to income of $3.2 million for the three months ended June 30, 2022, from a loss of $2,000 for the same period in 2021, due to an increase in occupancy and average daily rate as a result of the hospitality industry recovering from the impact of COVID-19.

	Three Months Ended June 30,
	2022	2021
Occupancy	77.5%	47.7%
Average daily rate(a)	$175.67	$122.33
Revenue per available room(b)	$136.09	$58.31
______________________
(a)Calculated as trailing 3-month room revenue divided by the number of rooms occupied.
(b)Calculated as trailing 3-month room revenue divided by the number of available rooms.
Lending
Our lending segment primarily consists of our SBA 7(a) lending platform, which is a national lender that primarily originates loans to small businesses in the hospitality industry. Lending Segment NOI(5) was $1.7 million for the three months ended June 30, 2022, compared to $5.0 million for the same period in 2021. The decrease was primarily due to lower premium income as a result of lower loan sale volume and a reduction in the market premium achieved during the three months ended June 30, 2022, compared to the three months ended June 30, 2021. We expect lending revenue to be lower materially for the second half of 2022, when compared to the second half of 2021 because of lower loan origination volume compared to 2021, a year when the SBA temporarily increased guaranteed percentages for SBA 7(a) loan originations, decreased demand for variable rate loans in the current inflationary economic environment, which we believe tends to lead borrowers to seek fixed rate loan products, and lower revenue from servicing assets retained for servicing the government guaranteed portion of our loans due to expected increases in prepayment. These factors were partially offset by acceleration of income-recognition from any principal discounts recorded on our loans due to increased prepayment.

Debt and Equity
During the three months ended June 30, 2022, we issued 302,136 shares of Series A Preferred Stock for aggregate net proceeds of $6.9 million. In June 2022, we began conducting a continuous public offering with respect to our Series A1 Preferred stock. During the three months ended June 30, 2022, we issued 192,440 shares of Series A1 Preferred Stock for aggregate net proceeds of $4.4 million. Net proceeds represent gross proceeds offset by costs specifically identifiable to the offering of Series A Preferred Stock and Series A1 Preferred Stock, such as commissions, dealer manager fees and other offering fees and expenses. Additionally, during the three months ended June 30, 2022, we had net incremental borrowings of $15.0 million on our revolving credit facility.
In July 2022, we issued 1,305,492 shares of our Series A1 Preferred Stock for aggregate net proceeds of $29.9 million.

In May 2022, CMCT’s Board of Directors authorized a repurchase program of up to $10 million of the Company’s common stock. During the three months ended June 30, 2022, CMCT repurchased 41,374 shares at an average price of $7.32 per share.
Dividends
On June 10, 2022, we declared a quarterly cash dividend of $0.0850 per share of our common stock, which was paid on July 5, 2022 to stockholders of record at the close of business on June 20, 2022.
On June 10, 2022, we declared a quarterly cash dividend of $0.34375 per share of our Series A Preferred Stock for the third quarter of 2022, payable as follows: $0.114583 per share to be paid on August 15, 2022 to Series A Preferred Stockholders of record on August 5, 2022; $0.114583 per share to be paid on September 15, 2022 to Series A Preferred Stockholders of record on September 5, 2022; and $0.114583 per share to be paid on October 17, 2022 to Series A Preferred Stockholders of record on October 5, 2022.
On June 10, 2022, we declared a quarterly cash dividend of $0.375 per share of our Series A1 Preferred Stock for the second and third quarter of 2022, payable as follows: (1) with respect to the second quarter, $0.125 per share was paid on July 15, 2022 to Series A1 Preferred Stockholders of record on July 5, 2022 and (ii) with respect to the third quarter, $0.125 per share to be paid on August 15 , 2022 to Series A1 Preferred Stockholders of record on August 5, 2022; $0.125 per share to be paid on September 15, 2022 to Series A1 Preferred Stockholders of record on September 5, 2022; and $0.125 per share to be paid on October 17, 2022 to Series A1 Preferred Stockholders of record on October 5, 2022.
On June 10, 2022, we declared a quarterly cash dividend of $0.353125 per share of our Series D Preferred Stock for the third quarter of 2022, payable as follows: $0.117708 per share to be paid on August 15, 2022 to Series D Preferred Stockholders of record on August 5, 2022; $0.117708 per share to be paid on September 15, 2022 to Series D Preferred Stockholders of record on September 5, 2022; and $0.117708 per share to be paid on October 17, 2022 to Series D Preferred Stockholders of record on July 5, 2022.
Acquisitions
In February 2022, CMCT acquired 3101 S. Western in Jefferson Park, Los Angeles for $2.3 million. CMCT intends to entitle the property and develop approximately 45 residential units starting in 2023. In May 2022, CMCT acquired 3022 S Western, an adjacent site, for $5.7 million. CMCT intends to entitle the property and develop 114 residential units starting in 2024.

About the Data
Descriptions of certain performance measures, including Segment NOI, Cash NOI, FFO attributable to common stockholders, and Core FFO are provided below. Refer to the subsequent tables for reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure.
(1)Stabilized office portfolio: represents office properties where occupancy was not impacted by a redevelopment or repositioning during the period.
(2)Same-store properties: are properties that we have owned and operated in a consistent manner and reported in our consolidated results during the entire span of the periods being reported. We excluded from our same-store property set this quarter any properties (i) acquired on or after April 1, 2021; (ii) sold or otherwise removed from our consolidated financial statements on or before June 30, 2022; or (iii) that underwent a major repositioning project we believed significantly affected its results at any point during the period commencing on April 1, 2021 and ending on June 30, 2022. When determining our same-store properties as of June 30, 2022, one property was excluded pursuant to (i) and (iii) above and no properties were excluded pursuant to (ii) above.
(3)FFO attributable to common stockholders: represents net income (loss) attributable to common stockholders, computed in accordance with GAAP, which reflects the deduction of redeemable preferred stock dividends accumulated, excluding gain (or loss) from sales of real estate, impairment of real estate, and real estate depreciation and amortization. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (the “NAREIT”).

See ‘Core FFO’ definition below for discussion of the benefits and limitations of FFO as a supplemental measure of operating performance.
(4)Core FFO attributable to common stockholders (“Core FFO”): represents FFO attributable to common stockholders (computed as described above), excluding gain (loss) on early extinguishment of debt, redeemable preferred stock deemed dividends, redeemable preferred stock redemptions, gain (loss) on termination of interest rate swaps, and transaction costs.
We believe that FFO is a widely recognized and appropriate measure of the performance of a REIT and that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. In addition, we believe that Core FFO is a useful metric for securities analysts, investors and other interested parties in the evaluation of our Company as it excludes from FFO the effect of certain amounts that we believe are non-recurring, are non-operating in nature as they relate to the manner in which we finance our operations, or transactions outside of the ordinary course of business.
Like any metric, FFO and Core FFO should not be used as the only measure of our performance because it excludes depreciation and amortization and captures neither the changes in the value of our real estate properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, and Core FFO excludes amounts incurred in connection with non-recurring special projects, prepaying or defeasing our debt, repurchasing our preferred stock, and adjusting the carrying value of our preferred stock classified in temporary equity to its redemption value, all of which have real economic effect and could materially impact our operating results. Other REITs may not calculate FFO and Core FFO in the same manner as we do, or at all; accordingly, our FFO and Core FFO may not be comparable to the FFOs and Core FFOs of other REITs. Therefore, FFO and Core FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a supplement to or substitute measure for cash flows from operating activities computed in accordance with GAAP. FFO and Core FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO and Core FFO per share for the year-to-date period may differ from the sum of quarterly FFO and Core FFO per share amounts due to the required method for computing per share amounts for the respective periods. In addition, FFO and Core FFO per share is calculated independently for each component and may not be additive due to rounding.
(5)Segment NOI: for our real estate segments represents rental and other property income and expense reimbursements less property related expenses and excludes non-property income and expenses, interest expense, depreciation and amortization, corporate related general and administrative expenses, gain (loss) on sale of real estate, gain (loss) on early extinguishment of debt, impairment of real estate, transaction costs, and benefit (provision) for income taxes. For our lending segment, Segment NOI represents interest income net of interest expense and general overhead expenses. See ‘Cash NOI’ definition below for discussion of the benefits and limitations of Segment NOI as a supplemental measure of operating performance.
(6)Cash NOI: for our real estate segments, represents Segment NOI adjusted to exclude the effect of the straight lining of rents, acquired above/below market lease amortization and other adjustments required by generally accepted accounting principles (“GAAP”). For our lending segment, there is no distinction between Cash NOI and Segment NOI. We also evaluate the operating performance and financial results of our operating segments using cash basis NOI excluding lease termination income, or “Cash NOI excluding lease termination income”.
Segment NOI and Cash NOI are not measures of operating results or cash flows from operating activities as measured by GAAP and should not be considered alternatives to income from continuing operations, or to cash flows as a measure of liquidity, or as an indication of our performance or of our ability to pay dividends. Companies may not calculate Segment NOI or Cash NOI in the same manner. We consider Segment NOI and Cash NOI to be useful performance measures to investors and management because, when compared across periods, they reflect the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. Additionally, we believe that Cash NOI is helpful to investors because it eliminates straight line rent and other non-cash adjustments to revenue and expenses.
(7)Annualized rent per occupied square foot: represents gross monthly base rent under leases commenced as of the specified periods, multiplied by twelve. This amount reflects total cash rent before abatements. Where applicable, annualized rent has been grossed up by adding annualized expense reimbursements to base rent. Annualized rent for certain office properties includes rent attributable to retail.

FORWARD-LOOKING STATEMENTS
This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), which are intended to be covered by the safe harbors created thereby. Such forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “project,” “target,” “expect,” “intend,” “might,” “believe,” “anticipate,” “estimate,” “could,” “would,” “continue,” “pursue,” “potential,” “forecast,” “seek,” “plan,” or “should,” or “goal” or the negative thereof or other variations or similar words or phrases. Such forward-looking statements include, among others, statements about CMCT’s plans and objectives relating to future growth and outlook. Such forward-looking statements are based on particular assumptions that management of CMCT has made in light of its experience, as well as its perception of expected future developments and other factors that it believes are appropriate under the circumstances. Forward-looking statements are necessarily estimates reflecting the judgment of CMCT’s management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These risks and uncertainties include those associated with (i) the scope, severity and duration of the current pandemic of COVID-19, and actions taken to contain the pandemic or mitigate its impact,(ii) the adverse effect of COVID-19 on the financial condition, results of operations, cash flows and performance of CMCT and its tenants and business partners, the real estate market and the global economy and financial markets, among others, (iii) the timing, form, and operational effects of CMCT’s development activities, (iv) the ability of CMCT to raise in place rents to existing market rents and to maintain or increase occupancy levels, (v) fluctuations in market rents, including as a result of COVID-19, (vi) the effects of inflation and higher interest rates on the operations and profitability of CMCT and (vii) general economic, market and other conditions. Additional important factors that could cause CMCT’s actual results to differ materially from CMCT’s expectations are discussed under the section “Risk Factors” in CMCT’s Annual Report on Form 10-K for the year ended December 31, 2021. The forward-looking statements included herein are based on current expectations and there can be no assurance that these expectations will be attained. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond CMCT’s control. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements included herein will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by CMCT or any other person that CMCT’s objectives and plans will be achieved. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made. CMCT does not undertake to update them to reflect changes that occur after the date they are made.
For Creative Media & Community Trust Corporation
Media Relations:
Bill Mendel, 212-397-1030
bill@mendelcommunications.com
or
Shareholder Relations:
Steve Altebrando, 646-652-8473
shareholders@cimcommercial.com

CREATIVE MEDIA & TRUST CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited and in thousands, except share and per share amounts)

	June 30, 2022	December 31, 2021
ASSETS
Investments in real estate, net	$502,607	$497,984
Investment in unconsolidated entity - at fair value	22,788	—
Cash and cash equivalents	16,480	22,311
Restricted cash	11,208	11,340
Loans receivable, net	68,540	73,543
Accounts receivable, net	3,353	3,396
Deferred rent receivable and charges, net	36,474	36,095
Other intangible assets, net	4,812	5,251
Loan servicing asset, net and other assets	11,483	10,946
TOTAL ASSETS	$677,745	$660,866
LIABILITIES, REDEEMABLE PREFERRED STOCK, AND EQUITY
LIABILITIES:
Debt, net	$207,816	$201,145
Accounts payable and accrued expenses	19,195	26,751
Intangible liabilities, net	108	237
Due to related parties	7,013	4,541
Other liabilities	20,471	16,861
Total liabilities	254,603	249,535
COMMITMENTS AND CONTINGENCIES
REDEEMABLE PREFERRED STOCK: Series A cumulative redeemable preferred stock, $0.001 par value; 36,000,000 shares authorized; 1,565,703 and 1,565,703 shares issued and outstanding, respectively, as of June 30, 2022 and 1,633,965 and 1,631,965 shares issued and outstanding, respectively, as of December 31, 2021; liquidation preference of $25.00 per share, subject to adjustment	36,136	37,782
EQUITY:
Series A cumulative redeemable preferred stock, $0.001 par value; 36,000,000 shares authorized; 7,254,635 and 6,893,774 shares issued and outstanding, respectively, as of June 30, 2022 and 6,492,632 and 6,271,337 shares issued and outstanding, respectively, as of December 31, 2021; liquidation preference of $25.00 per share, subject to adjustment	172,176	156,431
Series A1 cumulative redeemable preferred stock, $0.001 par value; 28,000,000 shares authorized; 192,440 shares issued and outstanding as of June 30, 2022 and no shares issued or outstanding as of December 31, 2021; liquidation preference of $25.00 per share, subject to adjustment	4,770	—
Series D cumulative redeemable preferred stock, $0.001 par value; 27,000,000 shares authorized; 56,857 shares issued and outstanding as of June 30, 2022 and 56,857 shares issued and outstanding as of December 31, 2021; liquidation preference of $25.00 per share, subject to adjustment	1,396	1,396
Series L cumulative redeemable preferred stock, $0.001 par value; 9,000,000 shares authorized; 8,080,740 and 5,387,160 shares issued and outstanding, respectively, as of June 30, 2022 and December 31, 2021; liquidation preference of $28.37 per share, subject to adjustment	152,834	152,834
Common stock, $0.001 par value; 900,000,000 shares authorized; 23,358,941 shares issued and outstanding as of June 30, 2022 and 23,369,331 shares issued and outstanding as of December 31, 2021.	24	24
Additional paid-in capital	864,602	866,746
Distributions in excess of earnings	(809,157)	(804,227)
Total stockholders’ equity	386,645	373,204
Noncontrolling interests	361	345
Total equity	387,006	373,549
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK, AND EQUITY	$677,745	$660,866

CREATIVE MEDIA & TRUST CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
REVENUES:
Rental and other property income	$14,194	$13,309	$28,290	$26,658
Hotel income	9,107	3,130	16,511	4,862
Interest and other income	3,102	6,234	6,384	10,032
Total Revenues	26,403	22,673	51,185	41,552
EXPENSES:
Rental and other property operating	12,731	9,115	24,223	17,405
Asset management and other fees to related parties	920	2,260	1,841	4,519
Expense reimbursements to related parties—corporate	526	454	948	1,059
Expense reimbursements to related parties—lending segment	604	433	1,073	1,164
Interest	2,403	2,673	4,573	5,305
General and administrative	1,253	1,146	3,068	3,768
Depreciation and amortization	4,974	5,069	9,978	10,106
Total Expenses	23,411	21,150	45,704	43,326
Income from unconsolidated entity	260	—	380	—
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	3,252	1,523	5,861	(1,774)
Provision for income taxes	321	996	628	1,370
NET INCOME (LOSS)	2,931	527	5,233	(3,144)
Net (income) loss attributable to noncontrolling interests	(9)	3	(14)	4
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	2,922	530	5,219	(3,140)
Redeemable preferred stock dividends declared or accumulated	(5,161)	(4,621)	(10,179)	(9,087)
Redeemable preferred stock deemed dividends	(4)	(106)	(19)	(163)
Redeemable preferred stock redemptions	(106)	(13)	(181)	(26)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(2,349)	$(4,210)	$(5,160)	$(12,416)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS PER SHARE:
Basic	$(0.10)	$(0.28)	$(0.22)	$(0.83)
Diluted	$(0.10)	$(0.28)	$(0.22)	$(0.83)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic	23,353	15,102	23,351	14,956
Diluted	23,353	15,102	23,351	14,956

CREATIVE MEDIA & TRUST CORPORATION AND SUBSIDIARIES
Funds from Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Numerator:
Net loss attributable to common stockholders	$(2,349)	$(4,210)	$(5,160)	$(12,416)
Depreciation and amortization	4,974	5,069	9,978	10,106
FFO attributable to common stockholders	$2,625	$859	$4,818	$(2,310)
Redeemable preferred stock dividends declared on dilutive shares (a)	2,294	—	11	(1)
Diluted FFO attributable to common stockholders	$4,919	$859	$4,829	$(2,311)
Denominator:
Basic weighted average shares of common stock outstanding	23,353	15,102	23,351	14,956
Effect of dilutive securities—contingently issuable shares (a)	21,255	13	70	—
Diluted weighted average shares and common stock equivalents outstanding	44,608	15,115	23,421	14,956
FFO attributable to common stockholders per share:
Basic	$0.11	$0.06	$0.21	$(0.15)
Diluted	$0.11	$0.06	$0.21	$(0.15)
______________________
(a)For the three and six months ended June 30, 2022 and 2021, the effect of certain shares of redeemable preferred stock were excluded from the computation of diluted FFO attributable to common stockholders and the diluted weighted average shares and common stock equivalents outstanding as such inclusion would be anti-dilutive.

CREATIVE MEDIA & TRUST CORPORATION AND SUBSIDIARIES
Core Funds from Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Numerator:
Net loss attributable to common stockholders	$(2,349)	$(4,210)	$(5,160)	$(12,416)
Depreciation and amortization	4,974	5,069	9,978	10,106
FFO attributable to common stockholders	$2,625	$859	$4,818	$(2,310)
Redeemable preferred stock redemptions	106	13	181	26
Redeemable preferred stock deemed dividends	4	106	19	163
Core FFO attributable to common stockholders	$2,735	$978	$5,018	$(2,121)
Redeemable preferred stock dividends declared on dilutive shares (a)	2,312	—	1,823	(1)
Diluted Core FFO attributable to common stockholders	$5,047	$978	$6,841	$(2,122)
Denominator:
Basic weighted average shares of common stock outstanding	23,353	15,102	23,351	14,956
Effect of dilutive securities-contingently issuable shares (a)	21,410	13	8,699	—
Diluted weighted average shares and common stock equivalents outstanding	44,763	15,115	32,050	14,956
Core FFO attributable to common stockholders per share:
Basic	$0.12	$0.06	$0.21	$(0.14)
Diluted	$0.11	$0.06	$0.21	$(0.14)
______________________
(a)For the three and six months ended June 30, 2022 and 2021, the effect of certain shares of redeemable preferred stock were excluded from the computation of diluted Core FFO attributable to common stockholders and the diluted weighted average shares and common stock equivalents outstanding as such inclusion would be anti-dilutive.

CREATIVE MEDIA & TRUST CORPORATION AND SUBSIDIARIES
Reconciliation of Net Operating Income
(Unaudited and in thousands)

	Three Months Ended June 30, 2022
	Same-Store Office	Non-Same-Store Office	Total Office	Hotel	Lending	Total

Cash net operating income (loss)	$6,996	$388	$7,384	$3,249	$1,689	$12,322
Deferred rent and amortization of intangible assets, liabilities, and lease inducements	446	70	516	(2)	—	514
Straight line lease termination income	—	—	—	—	—	—
Segment net operating income (loss)	7,442	458	7,900	3,247	1,689	12,836
Asset management and other fees to related parties						(920)
Expense reimbursements to related parties—corporate						(526)
Interest expense						(2,284)
General and administrative						(880)
Depreciation and amortization						(4,974)
Income before benefit for income taxes						3,252
Provision for income taxes						(321)
Net income						2,931
Net loss attributable to noncontrolling interests						(9)
Net income attributable to the Company						$2,922

	Three Months Ended June 30, 2021
	Same-Store Office	Non-Same-Store Office	Total Office	Hotel	Lending	Total
Cash net operating income	$6,895	$141	$7,036	$—	$5,047	$12,083
Deferred rent and amortization of intangible assets, liabilities, and lease inducements	391	3	394	(2)	—	392
Straight line lease termination income	156	—	156	—	—	156
Segment net operating income (loss)	7,442	144	7,586	(2)	5,047	12,631
Interest and other income						1
Asset management and other fees to related parties						(2,260)
Expense reimbursements to related parties—corporate						(454)
Interest expense						(2,491)
General and administrative						(835)
Depreciation and amortization						(5,069)
Income before benefit for income taxes						1,523
Benefit for income taxes						(996)
Net income						527
Net income attributable to noncontrolling interests						3
Net income attributable to the Company						$530